Benefytt Technologies Announces Director Departure

Tampa, FL - Benefytt Technologies, Inc. (NASDAQ: BFYT), a health insurance technology company and leading marketplace for Medicare-related health insurance plans, today announced that Ellen M. Duffield has resigned as a director of Benefytt Technologies, Inc. effective April 9, 2020. In light of the Company’s recent shift in focus towards the Medicare segment and Ms. Duffield’s role within a managed care organization which serves Medicaid and Medicare populations, Ms. Duffield determined that it was an appropriate time for her to resign as a director of the Company in order to avoid potential future conflicts of interest.

Gavin Southwell, President and Chief Executive Officer of Benefytt, said, “We would like to thank Ms. Duffield for her commitment and contributions to the Company and its board of directors and wish her well in future endeavors. With our shift in focus toward our Medicare segment we understand that this is now an appropriate time for her to resign.”

In connection with Ms. Duffield’s resignation, the size of the Company’s board of directors has been reduced to seven members, although the board may determine to expand the number of directors in the future.

About Benefytt Technologies, Inc.

Benefytt Technologies, Inc. (NASDAQ: BFYT) is a health insurance technology company that primarily engages in the development and operation of private e-commerce health insurance marketplaces, consumer engagement platforms, agency technology systems, and insurance policy administration platforms.

By leveraging existing and emerging platforms and technologies, Benefytt offers a range of Medicare-related insurance plans from many of the nation’s leading carriers as well as other types of health insurance and supplemental products that meet the needs of consumers. Benefytt’s direct-to-consumer site, HealthInsurance.com, provides seniors and Medicare-eligible consumers the ability to access powerful online comparison tools and educational resources that enable efficient self-guided navigation of available Medicare health insurance options.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on Benefytt Technologies, Inc.’s (the “Company’s”) current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, uncertainty regarding the duration and magnitude of the COVID-19 pandemic, our focus on the Medicare market, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for products offered through our platform, regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and the Company’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements will be discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Benefytt Technologies, Inc.:

Michael DeVries

Senior Vice President Finance

(813) 906-5314

mdevries@bfyt.com